Exhibit 99.2
SUPERIOR ENERGY SERVICES, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial information combines the historical financial statements of Superior Energy Services, Inc. (“Superior”) and Warrior Energy Services, Inc. (“Warrior”) after giving effect to the merger using the purchase method of accounting and Superior’s preliminary estimates, assumptions and pro forma adjustments as described below and in the accompanying notes to the pro forma statements. Warrior is a natural gas and oil well services company that provides cased-hole wireline and well intervention services to exploration and production companies with operations concentrated in the onshore and offshore natural gas and oil producing areas of the United States. In September 2006, Superior entered into a definitive merger agreement to acquire Warrior.
The unaudited pro forma statements also include the historical financial information of Bobcat Pressure Control, Inc. (“Bobcat”), a well services company that provides snubbing, freezing, hot tap, rental tool and fishing services to natural gas and oil well operations in the Mid-Continent area of the United States. Warrior purchased all of the outstanding equity securities of Bobcat for approximately $53.2 million in December 2005.
The unaudited pro forma statements also include Superior’s 40% interest, through its equity-method investment in Coldren Resources LP (“Coldren Resources”), in the historical performance of substantially all of Noble Energy, Inc.’s (“Noble”) offshore Gulf of Mexico shelf assets (“Acquired Properties”), which were acquired by Coldren Resources in July 2006. The pro forma adjustments give effect to Superior’s 40% interest in the historical performance of the Acquired Properties through its equity-method investment in Coldren Resources.
The following unaudited pro forma condensed consolidated financial information should be read in conjunction with Superior’s historical consolidated financial statements, Warrior’s historical financial statements, Bobcat’s historical financial statements and the statements of revenues and direct operating expenses of the Acquired Properties, including the notes thereto, which were incorporated by reference into the Form S-4 filed October 20, 2006. Certain reclassifications of information presented in the historical financial statements of Warrior and Bobcat have been made to conform to Superior’s classifications.
The unaudited pro forma consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the results that would actually have occurred if the transactions described above had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements.
The pro forma adjustments, as described in the notes to the pro forma statements, are based on currently available information that Superior believes to be reasonable. However, changes to adjustments included in the pro forma statements are expected as valuations of Warrior’s assets and liabilities are finalized and additional information becomes available. The final purchase price allocations for the merger will be affected by a final, formal valuation analysis of certain assets by an outside appraisal firm and may result in material adjustments to the amounts presented in the pro forma statements. The unaudited pro forma condensed consolidated financial information, in the opinion of management, reflects all adjustments necessary to present fairly the data for the periods presented.
The unaudited pro forma consolidated financial information was prepared based on the following assumptions:
•	Superior will pay $175.0 million in cash ($14.50 per share of outstanding Warrior common stock) and issue an aggregate of 5.3 million shares of Superior common stock (at an exchange ratio of 0.452 shares of Superior common stock for each share of Warrior common stock) for all the outstanding Warrior common stock, restricted stock units and options.

•	Superior will enter into a $350 million convertible debt offering to fund the cash portion of the Warrior merger consideration and refinance Warrior’s existing debt.

•	Superior’s common stock assumed to be issued in connection with the merger is valued at $25.39 per share, the average closing market price per share for the five trading day period beginning two trading days before the merger announcement date of September 25, 2006.

•	The unaudited pro forma condensed consolidated balance sheet assumes the merger had occurred on September 30, 2006, and the unaudited pro forma condensed consolidated statements of operations assume the merger occurred on January 1, 2005.

•	Preliminary estimates, assumptions and pro forma adjustments to state the assets and liabilities of Warrior to be acquired at fair value are based on Warrior’s September 30, 2006 balance sheet.

•	The unaudited pro forma condensed consolidated statements of operations assume Superior’s investment in Coldren Resources and Coldren Resources’ acquisition of the Acquired Properties occurred on January 1, 2005.

•	The unaudited pro forma condensed consolidated statements of operations assume the acquisition of Bobcat by Warrior had occurred on January 1, 2005.

SUPERIOR ENERGY SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2006
(in thousands)

	Superior	Warrior	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$111,882	$2,744	$107,006	(b)	$221,632
Accounts receivable, net	269,110	27,680	—		296,790
Current portion of notes receivable	14,558	—	—		14,558
Prepaid insurance and other	60,651	5,111	—		65,762

Total current assets	456,201	35,535	107,006		598,742

Property, plant and equipment, net	661,633	55,524	13,813	(c)	730,970

Goodwill, net	224,807	14,040	197,987	(a)	436,834
Notes receivable	16,524	—	—		16,524
Equity-method investments	62,586	—	—		62,586
Other assets, net	12,900	42,171	82,382	(d)	137,453

Total assets	$1,434,651	$147,270	$401,188		$1,983,109

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$48,862	$11,394	$—		$60,256
Accrued expenses	104,639	6,702	—		111,341
Income taxes payable	74,397	—	—		74,397
Current portion of decommissioning liabilities	25,067	—	—		25,067
Current maturities of long-term debt	810	21,758	(21,758)	(e)	810

Total current liabilities	253,775	39,854	(21,758)		271,871

Deferred income taxes	101,125	12,788	31,892	(f)	145,805
Decommissioning liabilities	96,826	—	—		96,826
Long-term debt	311,801	26,262	323,738	(e)	661,801
Other long-term liabilities	3,617	—	—		3,617

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	80	16	(11)	(g)	85
Additional paid in capital	434,213	92,180	43,497	(g)	569,890
Accumulated other comprehensive income, net	6,457	—	—		6,457
Retained earnings (accumulated deficit)	226,757	(23,830)	23,830	(g)	226,757

Total stockholders’ equity	667,507	68,366	67,316		803,189

Total liabilities and stockholders’ equity	$1,434,651	$147,270	$401,188		$1,983,109

See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUPERIOR ENERGY SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2006
(in thousands, except per share data)

			Acquired
	Superior	Warrior	Properties		Pro Forma		Pro Forma
	Historical	Historical	Historical		Adjustments		Consolidated
Oilfield service and rental revenues	$687,441	$98,059	$—		$—		$785,500
Oil and gas revenues	87,304	—	—		—		87,304

Total revenues	774,745	98,059	—		—		872,804

Cost of oilfield services and rentals	304,066	52,951	—		—		357,017
Cost of oil and gas sales	52,469	—	—		—		52,469

Total cost of services, rentals and sales	356,535	52,951	—		—		409,486

Depreciation, depletion, amortization and accretion	77,473	8,623	—		5,055	(i)	91,151
General and administrative expenses	122,124	11,963	—		—		134,087

Income from operations	218,613	24,522	—		(5,055)		238,080

Other income (expense):
Interest expense, net	(16,389)	(4,139)	—		(2,853)	(j)	(23,381)
Interest income	3,477	—	—		—		3,477
Loss on early extinguishment of debt	(12,596)	—	—		—		(12,596)
Earnings in equity-method investments, net	3,852	—	64,913	(h)	(35,164)	(k)	33,601
Loss on sale of fixed assets	—	(11)	—		—		(11)
Other income	—	82	—		—		82

Income before income taxes	196,957	20,454	64,913		(43,072)		239,252

Income taxes	70,904	7,586	—		7,641	(l)	86,131

Net income	$126,053	$12,868	$64,913		$(50,713)		$153,121

Basic earnings per share	$1.58						$1.80

Diluted earnings per share	$1.55						$1.77

Weighted average common shares used in computing earnings per share:
Basic	79,754						85,023
Incremental common shares from stock options	1,442						1,442
Incremental common shares from restricted stock units	36						36

	81,232						86,501

See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUPERIOR ENERGY SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2005
(in thousands, except per share data)

			Bobcat	Acquired
	Superior	Warrior	Prior to	Properties		Pro Forma		Pro Forma
	Historical	Historical	Acquisition	Historical		Adjustments		Consolidated
Oilfield service and rental revenues	$656,423	$73,667	$28,653	$—		$—		$758,743
Oil and gas revenues	78,911	—	—	—		—		78,911

Total revenues	735,334	73,667	28,653	—		—		837,654

Cost of oilfield services and rentals	330,200	43,495	13,235	—		—		386,930
Cost of oil and gas sales	45,804	—	—	—		—		45,804

Total cost of services, rentals and sales	376,004	43,495	13,235	—		—		432,734

Depreciation, depletion, amortization and accretion	89,288	5,208	1,508	—		10,093	(i)	106,097
General and administrative expenses	140,989	9,620	4,324	—		—		154,933
Reduction in value of assets	6,994	—	—	—		—		6,994
Gain on sale of liftboats	3,544	—	—	—		—		3,544

Income from operations	125,603	15,344	9,586	—		(10,093)		140,440

Other income (expense):
Interest expense, net	(21,862)	(4,097)	(439)	—		(12,227)	(j)	(38,625)
Interest income	2,201	—	—	—		—		2,201
Earnings in equity-method investments, net	1,339	—	—	135,038	(h)	(71,711)	(k)	64,666
Gain on sale of fixed assets	—	83	(78)	—		—		5
Change of control expense	—	(2,705)	—	—		—		(2,705)
Other expense	—	(240)	(5)	—		—		(245)
Reduction in value of equity- method investment	(1,250)	—	—	—		—		(1,250)

Income before income taxes	106,031	8,385	9,064	135,038		(94,031)		164,487

Income taxes	38,172	176	3,399	—		17,468	(l)	59,215

Net income	$67,859	$8,209	$5,665	$135,038		$(111,499)		$105,272

Basic earnings per share	$0.87							$1.26

Diluted earnings per share	$0.85							$1.24

Weighted average common shares used in computing earnings per share:
Basic	78,321							83,590
Incremental common shares from stock options	1,394							1,394
Incremental common shares from restricted stock units	20							20

	79,735							85,004

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Superior Energy Services, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
(in thousands, except share data)
1. Calculation of Purchase Price of Warrior
The following is a preliminary estimate of the purchase price for Warrior and the preliminary purchase price allocation:
Costs to purchase all outstanding Warrior stock and options:

Warrior Shares Outstanding:
Warrior common stock outstanding at November 30, 2006 (includes 364,389 shares issuable upon vesting of restricted stock units)	11,686,727
Warrior Class A Options (exercise price of $7.50) outstanding at November 30, 2006	380,458
Warrior Class B Options (exercise price of $21.10) outstanding at November 30, 2006	10,000

Warrior estimated shares outstanding	12,077,185

Cash Payments:
Payment of $14.50 per share to 12,067,185 Warrior estimated shares outstanding (includes 11,686,727 shares of Warrior common stock outstanding, including restricted stock units, and 380,458 Warrior Class A Options outstanding at November 30, 2006)	$174,974
Estimated direct transaction costs payable by Superior to be capitalized as part of the purchase price for Warrior (including financial advisory fees, legal fees, accounting fees and other items)	10,000

Total cash paid	184,974

Stock Consideration:
An estimated 5,282,400 shares of Superior common stock issued for Warrior common stock outstanding (11,686,727 Warrior shares at a 0.452 exchange ratio) multiplied by the Superior share price of $25.39 (the average closing market price for the five trading day period beginning two trading days before the merger announcement date of September 25, 2006)	134,120
An estimated 59,583 shares of Superior common stock issued for Warrior Class A Options outstanding multiplied by the Superior share price of $25.39 (The 59,583 shares are calculated by multiplying the average closing price of Superior stock for 10 consecutive trading days immediately preceding the third trading day before the closing of the merger (“Superior Stock Closing FMV” which is assumed to be $25.39 herein) times the exchange ratio of 0.452 less the exercise price of $7.50 divided by the Superior Stock FMV multiplied by the 380,458 Class A Options outstanding)	1,513
An estimated 1,921 shares of Superior common stock issued for Warrior Class B Options outstanding multiplied by the Superior share price of $25.39 (The 1,921 shares are calculated by multiplying the Superior Stock Closing FMV times the exchange ratio of 0.452 plus $14.50 less the exercise price of $21.10 divided by the Superior Stock FMV multiplied by the 10,000 Class B Options outstanding)	49

Total equity consideration	135,682

Total Estimated Purchase Price	$320,656

Preliminary estimated allocation of purchase price:

Current assets	$35,535
Property, plant and equipment	69,337
Goodwill	212,027
Intangible and other assets	114,553
Current liabilities	(39,854)
Deferred income taxes	(44,680)
Long-term debt	(26,262)

$320,656

For purposes of this pro forma analysis, the above purchase price has been allocated based on a preliminary assessment of the fair value of the assets and liabilities of Warrior at September 30, 2006. The preliminary assessment of fair value resulted in approximately $100.2 million of identifiable intangible assets, which are expected to have useful lives ranging from 3 to 20 years, and $212.0 million of goodwill, which will be subject to periodic impairment testing instead of amortization, in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

Superior has engaged an independent appraisal firm to assist it in finalizing the allocation of the Warrior purchase price. The preliminary assessment of the fair values of tangible and intangible assets used in these pro forma statements was based on projections of future cash flows, discounted to present value. These and other preliminary estimates may materially differ from the estimates presented herein as additional information becomes available and is assessed by Superior and the appraisal firm.
2. Pro Forma Adjustments
The unaudited pro forma condensed consolidated financial information has been adjusted for the following:
(a).	To reflect the adjustment to goodwill for the acquisition of Warrior based upon preliminary purchase price allocation as follows:

Total estimated purchase price	$320,656
Less book value of Warrior’s net assets	68,366
Less adjustments to historical net book value:
Adjust property, plant and equipment to fair value (see note (c))	13,813
Adjust intangible assets to fair value (see note (d))	72,382
Adjust deferred taxes as a result of asset fair value adjustments (see note (f))	(31,892)

Pro forma goodwill adjustment	197,987

(b).	To reflect the cash consideration for the Warrior acquisition, the payment of Warrior’s outstanding debt and the incurrence of Superior’s new convertible debt, as follows:

Total cash purchase price to acquire all outstanding Warrior stock, restricted stock units and options, including estimated direct transaction fees and costs associated with the merger	$(184,974)
Payment of Warrior debt	(48,020)
Gross proceeds from incurrence of $350 million convertible debt	350,000
Payment of loan costs related to the incurrence of the $350 million convertible debt	(10,000)

Pro forma cash adjustments	$107,006

(c).	To reflect a $13.8 million increase in the property, plant and equipment acquired from Warrior to adjust it to its preliminary estimated fair value of $69.3 million. Final purchase price adjustments based on a third-party valuation may materially differ from the preliminary estimates presented herein.

(d).	To reflect a $10 million increase from estimated loan costs related to the $350 million of convertible debt, and a $72.4 million increase in the identifiable intangible assets acquired from Warrior to adjust the intangible and other assets to their preliminary estimated fair value of $114.6 million. The preliminary estimate of identifiable intangible assets includes employment contracts, non-compete covenants, trade names and customer relationships, which are expected to have useful lives ranging from 3 to 20 years. Final adjustments will be based on a final purchase price adjustment from a third-party valuation and may materially differ from the preliminary estimates presented herein.

(e).	To reflect payment of Warrior’s $48.0 million outstanding debt offset by incurrence of the $350 million of convertible debt.

(f).	To reflect the deferred taxes associated with non-deductible fair market value adjustments to Warrior’s property, plant and equipment and intangible assets calculated as follows:

Non-deductible adjustment to assess Warrior’s identifiable intangible assets at their estimated fair value (see note (d))	$72,382
Non-deductible adjustment to assess Warrior’s property, plant and equipment at its estimated fair value (see note (c))	13,813

86,195
Deferred tax rate	37%

Adjustment to deferred income taxes	$31,892

Final adjustments to deferred taxes will be based on final purchase price adjustments from a third-party valuation and other determined differences between book and tax basis.
(g).	To reflect the total increase in stockholders’ equity as follows:

Elimination of Warrior’s historical stockholders’ equity	$(68,366)
Total stock consideration issued as a result of the Warrior acquisition	135,682

Adjustment to stockholders’ equity	$67,316

(h).	To reflect Superior’s 40% equity share of the revenues in excess of direct operating expenses of the Acquired Properties. On July 14, 2006, Coldren Resources completed the acquisition from Noble of the Acquired Properties.

	Nine Months	Year Ended
	Ended	December 31,
	September 30, 2006	2005
Revenues in excess of direct operating expenses of Acquired Properties	$162,283	$337,596
Ownership percentage via equity investment	40%	40%

Adjustment to earnings in equity-method investment, net	$64,913	$135,038

(i).	To reflect additional depreciation and amortization from the adjustment of Warrior’s assets to fair value calculated as follows:

	Nine Months	Year Ended
	Ended	December 31,
	September 30, 2006	2005
Additional depreciation expense resulting from Superior’s adjustment to Warrior’s property, plant and equipment to fair value with an estimated average life of approximately 5 years	$2,072	$2,763
Additional amortization expense resulting from Superior’s adjustment to Warrior’s identifiable intangible assets to fair value with estimated useful lives ranging from approximately 3 to 20 years	2,983	3,977
Additional depreciation and amortization expense resulting from Warrior’s adjustments to Bobcat’s property, plant and equipment and identifiable intangible assets to fair value	—	3,353

Adjustment to depreciation, depletion, amortization and accretion	$5,055	$10,093

(j).	To reflect the elimination of Warrior’s interest expense, the elimination of Bobcat’s interest expense, the additional estimated interest expense from Warrior’s acquisition of Bobcat, the additional estimated interest expense from Superior’s $350 million convertible debt to fund the cash portion of the purchase price of Warrior and repurchase stock, and the additional interest expense from issuance of 6 7/8% senior notes to finance Superior’s initial cash investment in Coldren Resources, calculated as follows:

	Nine Months	Year Ended
	Ended	December 31,
	September 30, 2006	2005
Elimination of Warrior interest expense	$4,139	$4,097
Elimination of Bobcat interest expense	—	439
Additional interest expense resulting from Warrior’s acquisition of Bobcat in December 2005	—	(5,546)
Additional interest expense resulting from Superior’s issuance of $350 million in convertible debt at an estimated interest rate of 1.5%, as well as amortization of related $10,000 loan costs over the five year term	(5,438)	(7,250)
Additional interest expense resulting from Superior’s $57.7 million initial cash investment in Coldren Resources financed with a portion of the new unsecured senior notes at 6 7/8% issued on May 22, 2006	(1,554)	(3,967)

Interest expense adjustment	$(2,853)	$(12,227)

(k)	To reflect Superior’s incremental 40% equity share of estimated depreciation, depletion, amortization and accretion expenses resulting from the purchase of the Acquired Properties. On July 14, 2006, Coldren Resources completed the acquisition from Noble of the Acquired Properties. The estimate for depreciation, depletion, amortization and accretion expenses is calculated based on the estimated post-acquisition property values of the Acquired Properties per barrel of oil equivalent (“boe”) multiplied by actual boe historical production rates. The calculation of Superior’s equity share of the depreciation, depletion, amortization and accretion expenses is as follows (in thousands):

	Nine Months	Year Ended
	Ended	December 31,
	September 30, 2006	2005
Estimated depreciation, depletion, amortization and accretion expenses	$(87,909)	$(179,278)
Ownership percentage via equity investment	40%	40%

Adjustment to earnings in equity-method investment, net	$(35,164)	$(71,711)

The pro forma amounts do not include general and administrative expenses associated with the acquisition of the Acquired Properties. Superior believes that its equity share of these estimated expenses would be approximately $6.3 million for the nine months ended September 30, 2006 and $11.7 million for the year ended December 31, 2005.

(l).	To reflect the adjustment to income tax expense for the combined earnings and the related pro forma adjustments at the estimated effective income tax rate of 36%.